1 A Diversified Holding Company www.starequity.com Creating shareholder value through operational excellence and disciplined capital allocation Common Stock: Nasdaq: STRR Series A 10% Preferred Stock: Nasdaq: STRRP Investor Presentation June 2023

2 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this presentation that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This presentation reflects management’s views as of the date presented. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. The non-GAAP financial measures used by the Company are intended to provide an enhanced understanding of our underlying operational measures to manage the Company’s business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Specifically, this presentation presents the non-GAAP financial measures “Adjusted EBITDA” (defined as “earnings before interest, taxes, depreciation, amortization adjusted for stock-based compensation and other one-time transaction costs such as merger and acquisitions, financing and etc.”). The most directly comparable measures for these non-GAAP financial measures are net income and diluted net income per share. All future figures based on guidance after conversion into a diversified holding company. Forward Looking Statement

About Star Equity Holdings

Common Stock (Nasdaq: STRR):
Stock Price [2]: $1.02
15.2 million shares outstanding [3]

Series A Preferred Stock (Nasdaq: STRRP):
Stock Price [2]: $9.00
1.92 million shares outstanding [3]
10% annual cash dividend

(2) 5/31/23 closing price.
(3) As of 5/7/23.

A Diversified Holding Company with Two Divisions [(1)]

Construction

KBS

Maine / New England

- Designs and manufactures modular housing units for commercial and residential projects
- Owns, manages, and finances operating company real estate assets

EBGL

Minneapolis-St Paul Area

- Designs and manufactures wall panels and engineered wood products for commercial and residential projects
- Distributes building materials and operates a lumber yard and showroom

Investments

Real Estate

- Owns, manages, and finances operating company real estate assets

Public Investments

- Star Equity Fund manages public equity portfolio
- Makes strategic investments including potential acquisition targets or JVs

Private Investments

- Holds private company debt and equity interests
- Makes strategic investments including potential acquisition targets or JVs

Corporate HQ

Functions like a private equity firm and is responsible for:

- Oversight of Operating Management Teams
- Capital Allocation
- Strategic Leadership
- Restructurings & Turnarounds
- M&A
- Bank Relationships
- Capital Markets
- Investor Relations
- Financial Reporting, FP&A
- Compliance & Legal
- Manage Investments Division

(1) Effective May 4, 2023, Star Equity sold its Healthcare division for $40 million. See slide 6 for more information.

Star Equity Holdings | KBS Builders Inc. | EdgeBuilder, Inc. Wall panels for the pro builder. | Glenbrook Building Supply, Inc. | Star Equity Fund, LP

3

4 Investment & Financial Highlights $57.1M Revenue $12.4M Gross Profit $23.1M Cash Balance Currently Debt Free(2) Benefits of our Holding Company Structure • Greater revenue, cash flow, and earnings growth potential due to focus on operational excellence, cost savings, better funding, and other efficiencies • Optimized and disciplined capital allocation maximizes returns over the long term • Operating managers focused on operations and growth, not distracted by corporate functions • Platform for future bolt-on acquisitions for existing operating companies, acquisitions of new verticals, and other growth opportunities • Businesses and assets can be sold for intrinsic value versus pure plays FY 2022 Pro Forma (1) (1) FY 2022 pro forma financials filed as an 8-K/A on May 10, 2023 reflect December 31, 2022 financials absent Digirad Health, Inc. (2) As disclosed in the Company’s 10-Q filed on May 15, 2023. (3) See slides 16-19; As of December 31, 2022 public investments portfolio value was $3.5M. $24.2M(3) Investments

5 Differentiated Corporate Strategy and Structure Looking for accretive bolt-ons and new verticals Able to pursue both private and public acquisition targets, sometimes through activism(1) Flexible deal structuring given ability to use mix of cash, debt, common, preferred Open-ended investment time horizon allows for flexible holding periods Long-term partnership approach rather than short-term transactional mentality Star Equity shareholders do not pay any fees and have public market liquidity 1 2 3 4 5 6 (1)Public activism efforts are not always in pursuit of acquisition. Similar to Private Equity, but with Key Distinctions

6 Case Study: Healthcare Division Feb 2021 Mar 2021 May 2022 May 2023 Real Estate Sales $1 Million Sept 2018 Oct 2018 Telerhythmics Sale $2 Million Reorganization Margins DMS Sale $18.8 Million MDOS Sale $1.4 Million DHI Sale* $40 Million Since announcing its transition to a diversified holding company in September 2018, Star Equity streamlined its Healthcare division through non-core asset sales and improved performance at its core business with its May 2022 reorganization, culminating in the sale of Digirad Health in May 2023 $63.2 million of value realized through portfolio optimization Sale of Digirad Health unlocked significant value for shareholders *DHI sold for $40 million despite STRR market cap being $10 million at the time

Case Study: Construction Division

→ Improved operating performance and strong growth has unlocked value since 2019 purchase

	September 2019	April 2023	Long-Term Goal
KBS Builders Inc.	• Approx. 145k sq. ft. of production capacity / two facilities • Approx. 230 modules/year • $55k/module average selling price • Primarily in single-family residential housing market	• Approx. 235k sq. ft. of production capacity / three facilities • Approx. 350 modules/year • $90k/module average selling price • Expanded into commercial market, larger projects and multi- family buildings with a sales pipeline of approximately $50 million	• Mid-teens annual organic growth • Reputation for quality and reliability
EdgeBuilder, Inc. Wall panels for the pro builder. Glenbrook Building Supply, Inc.	• Profitability hampered by swings in commodity prices and sub-optimal contract language	• Improved operational efficiencies, commodity price risk mitigation via hedging program, and project risk mitigation via protective contract language • Stronger market presence and reputation	• High single-digit annual organic growth • Reputation for quality and reliability

Turnaround In Numbers

	FY 2020	FY 2021	FY 2022
Revenue	$28.9M	$48.0M	$57.1M
Gross Profit	$4.1M	$3.0M*	$12.7M
Adj. EBITDA	$0.7M	$(2.7)M*	$6.3M

Construction division significantly more valuable today than its 2019 purchase price

* *FY 2021 Construction margins were affected by COVID-related raw materials price increases.*

8 Construction Division Two Business Units KBS Builders (“KBS”) EdgeBuilder-Glenbrook (“EBGL”)

9 Construction Division Maine / New England • Designs and manufactures structural wall panels for commercial-scale, multi-family projects • Designs and manufactures engineered wood products for single family homes and residential developments • Distributes building materials and operates a professional lumber yard and showroom • Designs and manufactures custom, modular housing units for single-family and multi-family projects • Rapidly expanding presence in commercial-scale projects throughout New England including the Greater Boston area • Largest known modular manufacturing capacity in the markets we serve Minneapolis-St. Paul Area

10 KBS Builders Business Unit Maine-based designer and manufacturer of modular housing units serving the New England Market MODULAR CONSTRUCTION BENEFITS - Shorter construction period - Significantly lower labor costs - Design flexibility - High quality control 3 MANUFACTURING FACILITIES - South Paris, Maine: approx. 85,000 sq. ft.; primary manufacturing facility - Oxford, Maine: approx. 90,000 sq. ft.; currently idle - Waterford, Maine: approx. 60,000 sq. ft.; currently idle GEOGRAPHIC FOOTPRINT - Expanding universe of single and multi- family homebuilders and commercial contractors and developers across New England ❖ Average selling price now exceeds $90,000/module(1) ❖ Sales pipeline of approximately $40 million(1) ❖ Long-Term Goal: mid-teens annual organic growth rate (CAGR from 2019 through 2022 = 33%) MODULAR UNITS - Residential homes and town houses - Apartment buildings and condos - Multi-story commercial/ office buildings - Other commercial applications, hospitals, schools, dormitories, etc. (1) As of 5/31/2023

11 KBS Builders Commercial Project Evolution Completed Contracts $2.0M $6.7M $2.0M $2.0-2.5M $9.2M $4.2M Client Martin Realty Tocci Building Corporation Real Estate Developer Non-Profit Affordable Housing Developer College in New England Real Estate Developer Scope Manufacture building modules to renovate and expand an existing mixed-use building for military veterans 3-phase contract to manufacture building modules for a U.S. Government project Manufacture of building modules for multifamily buildings Manufacture building modules for workforce housing Manufacture building modules for dormitories Manufacture building modules for multifamily buildings Units 58 modules 124 modules (28 single-family and townhouse units) 36 modules (2 multifamily buildings) 40 modules (20 housing units) 72 modules (4 dormitories) 60 modules (8 multifamily buildings) Location Downtown Quincy, MA Natick, MA NH Cape Cod and the Islands New England Nantucket, MA Delivery September 2021 December 2021 December 2021 March 2022 Spring & Summer 2022 Winter 2022/2023 In Production $2.2M South Burlington School District, VT Manufacture modules for the construction of classrooms 24 modules (2 schools) Burlington, VT Spring & Summer 2023 Pursuing larger, more profitable projects in select market segments

EBGL Business Unit

Complementary manufacturing and distribution businesses managed together

EdgeBuilder, Inc.
Wall panels for the pro builder.



EDGEBUILDER

- Operates a wall panel and wood products manufacturing plant in **Prescott, WI**
- Services the **Midwest Area**
- Clients: **commercial** contractors
- Facilities: approx. **34,000 leased sq. ft.**

PRODUCTS

- Wall panels, permanent wood foundations, and other engineered wood products

SERVICES

- Sustainable green building practices, quality structural components, advanced design solutions

BENEFITS

- Reduced building time, overhead & labor costs, defects, site thefts, and delays; customization and environmentally

Glenbrook Building Supply, Inc.
Serving pro contractors since 1988.



GLENBROOK

- Operates a lumber yard and showroom in Oakdale, MN and a warehouse in Hudson, WI
- Services the upper Midwest states of WI, IA, MN, ND, and SD
- Clients: commercial and residential contractors
- Facilities: approx. 33,000 leased sq. ft.

PRODUCTS

- Raw lumber, drywall, doors, windows, kitchen and bathroom cabinets, and utility sheds

SERVICES

- Roofing, millwork, and customized design

❖ Long-Term Goal: high single-digit annual organic growth rate (CAGR from 2019 through 2022 = 16%) and strategic growth through bolt-on acquisitions

12

Construction Division Financial Highlights 13 $28.9 $48.0 $57.1 $- $10 $20 $30 $40 $50 $60 FY 2020 FY 2021 FY 2022 Revenue ($ in millions) $4.1 $3.0 $12.7 $- $2 $4 $6 $8 $10 $12 $14 FY 2020 FY 2021 FY 2022 Gross Profit ($ in millions) $0.7 ($2.7) $6.3 $(4) $(2) $- $2 $4 $6 $8 FY 2020 FY 2021 FY 2022 Non-GAAP adj. EBITDA ($ in millions) Gross Margin: FY 2020: 14.0% FY 2021: 6.3% FY 2022: 22.2% • During 2021, to offset COVID-related rapid and historic rise in raw materials costs, the division significantly increased pricing, improved operations and implemented commodity price risk mitigation, which significantly improved gross margins starting in Q4 2021 • In 2022, margins further benefited from these increases; going forward we expect annual Construction gross margin to remain above 20% Steady revenue growth and profit improvement Long-Term Goal: 10%+ revenue growth with gross margins above 20%

14 -$5 $0 $5 $10 Trailing 4Q Adj. EBITDA ($ in millions) $20 $30 $40 $50 $60 Trailing 4Q Revenue ($ in millions) Construction top- and bottom-line financials have improved significantly since being acquired by Star Equity in Q3 2019 Construction Division Financial Highlights Business value has grown substantially higher today than our acquisition cost $0 $5 $10 $15 $20 Trailing 4Q Gross Profit ($ in millions)

15 Three Asset Classes Real Estate Public Investments Private Investments Investments Division

16 Investments Division Real Estate • Star Equity Fund manages public equity portfolio • Focuses on impact investments to unlock latent value • Could use activist approach in certain situations • Makes strategic investments including potential acquisition targets or JVs • Owns, manages, and finances operating company real estate assets • Negotiates standalone financing to optimize financial leverage and cost of capital Public Investments Private Investments • Holds private company debt and equity interests • Makes strategic investments including potential acquisition targets or JVs

17 Investments Division: Real Estate STRATEGY • Future acquisition targets could have underappreciated real estate assets that could be placed into SRE • Historically, SRE has raised its own debt and is self-funded • SRE’s separate financing optimizes financial leverage and cost of capital for STRR SIGNIFICANT STRATEGIC VALUE & UPSIDE POTENTIAL • Three plants are within 15 miles of each other – the largest known modular manufacturing footprint in New England o Primary manufacturing facility can be expanded o Other two plants are idle • Capacity available to handle increased demand and enter new lines of business • Star Real Estate (“SRE”) owns, manages, and finances operating company real estate assets • Three plants in Maine; two plants were purchased from KBS and a third from a private company • Purpose-built for the construction of modular buildings for residential, multi-family, and commercial projects Real Estate Portfolio Value 3 Factories $6.2 Million (1) (1) Based on 2019 third-party appraisals. Formed in April 2019 with two sale-leaseback transactions

18 Investments Division: Public Investments Star Equity Fund, LP: an investment fund managed by Star Investment Management, LLC • Portfolio companies can be: o Potential acquisition targets for Star Equity Holdings o Activist investments; pushing for change to create value or o Undervalued equity portfolio investments with attractive attributes • Potential acquisition targets could be accretive bolt-ons and/or new verticals for Star Equity Holdings; actions include: o Improving operating and financial performance o Eliminating duplicate public company and corporate overhead costs or o Selling non-core assets • Significant positions in select undervalued microcap stocks that need change For more information, visit: www.starequityfund.com Public Investments Portfolio Value Public Equities $3.6 Million (1) (1) As of 3/31/2023 based on price at close. Makes strategic investments including potential acquisition targets or JVs

19 Investments Division: Private Investments Private Investments Portfolio Value TTG Note $7.0 Million TTG Equity $6.0 Million MDOS Note $1.5 Million Total $14.5 Million • Strategic investments in potential acquisition targets or JVs • Debt or equity interests retained in dispositions: o TTG Imaging Solutions, LLC (“TTG”) Rollover Common Equity → $6 million stake o TTG Seller Note → $7 million principal amount, 10% annual compound interest rate (steps up to 12% after 36 months), matures May 2029 ▪ Website: www.ttgimagingsolutions.com o MDOS Promissory Note → $1.5M principal amount, 5% annual interest rate, amortizes over next 5 years Holds private company debt and equity interests

20 Growth Strategy Organic Growth + Acquisitions

21 Disciplined Acquisition Strategy Seeking attractive acquisition opportunities to: • Expand existing business divisions through bolt-on acquisitions • Create new business divisions Construction • Increase KBS’s modular manufacturing output by expanding South Paris, Maine plant and eventually re- opening Oxford, Maine plant • Long-term goal of mid-teens annual organic growth at KBS (CAGR from 2019 through 2022 = 33%) • Long-term goal of high single-digit annual organic growth at EBGL (CAGR from 2019 through 2022 = 16%) • KBS and EBGL can expand presence in their markets by expanding output and adding new products and services Investments • Drive growth + returns across the three asset classes Growth Strategy Organic growth opportunities Long-Term Goal for Construction: 10%+ revenue growth with gross margins above 20%

22 Acquisition Synergy Objectives: • Free management teams to maximize operations and pursue growth opportunities • Share certain corporate functions to reduce corporate overhead • Improve access to capital at a lower cost • Support acquisition diligence and execution • Bolt-ons for existing platform businesses • Creation of new divisions through acquisitions • Market cap of $5-50M are likely more valuable inside our holding company structure • Existing assets, earnings, and cash flows (no start-ups or venture capital-type situations) • High SG&A and public company costs that can be significantly reduced as part of Star Equity • Opportunities for improved operating and financial performance inside of Star Equity • Businesses with growth potential and strong operating management teams Acquisition Strategy Target: Private or Public Companies

23 Jeffrey Eberwein Executive Chairman Corporate Management Team • Over 25 years of Wall Street experience; Founder and CEO of Lone Star Value Management • Portfolio Manager at Soros Fund Management and Viking Global • CEO of Hudson Global, Inc., a global recruitment company; extensive public company board experience • Holds an MBA from The Wharton School and a BBA from The University of Texas Richard Coleman Chief Executive Officer • Over 30 years of executive leadership experience including as CEO of 2 other public companies • Extensive experience in technology management, operational excellence, acquisitions, and as a public company board member • Holds an MBA from Golden Gate University and a BS in Management from the US Air Force Academy David Noble Chief Financial Officer • Joined Digirad in late 2018 after 20+ years of Wall Street experience in investment banking and capital markets; Lived and worked in NY and Asia, with extensive business travel to LatAm and Europe, prior to transitioning to the corporate sector • 8+ years at Lehman Brothers and 12+ years at HSBC as Head of Equity Capital Markets for the Americas • Holds an MBA in Finance from MIT’s Sloan School of Management and a BA from Yale University • Over 20 years of combined legal and accounting experience across a variety of industries, including CFO and in-house counsel to Lone Star Value Management; VP Finance and Corporate Secretary to ATRM; legal advisor to RRMS Advisors; diplomatic advisor within the U.N. General Assembly to the Asian-African Legal Consultative Organization; and served on the board of several public companies • Taught as Adjunct Professor within the International Tax and Financial Services program at Thomas Jefferson School of Law • LLM in Tax from NYU School of Law, a JD from St. Thomas University School of Law; BBA in Accounting from Middle Tennessee State University • Joined in 2016 • Previously served as Star Equity’s VP, Finance and Strategy, and prior to that worked as a research analyst at Lone Star Value Management; responsible for securities analysis spanning a variety of sectors and investment strategies • Holds a master’s degree in Behavioral Economics and a BS in Applied Economics & Management from Cornell University Shawn Miles Senior Vice President, Finance & Strategy Hannah Bible Chief Legal Officer & Corporate Secretary

24 Appendix

25 Historical Financial Data: Statements of Operations ($ in 000s) Twelve Months Ended December 31, 2022 2021 Revenues: Healthcare $ 55,002 $ 58,556 Construction 57,149 48,003 Investments — — Total revenues 112,151 106,559 Cost of revenues: Healthcare 41,493 46,097 Construction 44,489 44,995 Investments 290 227 Total cost of revenues 86,272 91,319 Gross profit 25,879 15,240 Operating expenses: Selling, general and administrative 27,264 22,595 Amortization of intangible assets 1,720 1,728 Goodwill impairment — 3,359 Gain on sale of MD Office Solutions — (847) Total operating expenses 28,984 26,835 Net income (loss) from continuing operations (3,105) (11,595) Other income (expense): Other (expense) income, net (998) (550) Interest expense, net (975) (905) Gain on forgiveness of PPP loans — 4,179 Total other income (expense) (1,973) 2,724 Income (loss) from continuing operations before income taxes (5,078) (8,871) Income tax provision (174) (60) Income (loss) from continuing operations, net of tax $ (5,252) $ (8,931) Income (loss) from discontinued operations, net of tax — 5,948 Net income (loss) $ (5,252) $ (2,983) Deemed dividend on Series A redeemable preferred stock $ (1,916) $ (1,906) Net income (loss) attributable to common shareholders $ (7,168) $ (4,889) Net income (loss) per share – basic and diluted Net income (loss) per share, continuing operations (0.36) (1.76) Net income (loss) per share, discontinued operations — 1.17 Net income (loss) per share – basic and diluted* (0.36) (0.59) Deemed dividend on Series A redeemable preferred stock per share (0.13) (0.37) Net income (loss) income per share, attributable to common shareholders – basic (0.49) (0.96) Net income (loss) per share, attributable to common stockholders – diluted (0.48) (0.96) Weighted-average common shares outstanding – basic 14,751 5,085 Weighted-average common shares outstanding – diluted 14,829 5,085 Dividends declared per share of Series A perpetual preferred stock $ 1.00 $ 2.31 *Earnings per share may not add due to rounding.

26 Historical Financial Data: Pro Forma Statements of Operations ($ in 000s) Star Equity Holdings, Inc Historical (See note below) Transaction Accounting Adjustments Star Equity Holdings, Inc. Pro Forma Revenues: Healthcare $ 55,002 $ (55,002) $ — Construction 57,149 — 57,149 Investments — — — Total revenues 112,151 (55,002) 57,149 Cost of revenues: Healthcare 41,493 (41,493) — Construction 44,489 — 44,489 Investments 290 — 290 Total cost of revenues 86,272 (41,493) 44,779 Gross profit 25,879 (13,509) 12,370 Operating expenses: Selling, general and administrative 27,264 (13,068) 14,196 Amortization of intangible assets 1,720 (1) 1,719 Total operating expenses 28,984 (13,069) 15,915 Net Income (loss) from continuing operations (3,105) (440) (3,545) Other income (expense): Other income (expense), net (998) (338) (1,336) Interest expense, net (975) 411 (564) Total other income (expense), net (1,973) 73 (1,900) Income (loss) from continuing operations before income taxes (5,078) (367) (5,445) Income tax benefit (provision) (174) 262 88 Net income (loss) from continuing operations, net of tax $ (5,252) $ (105) $ (5,357) Deemed dividend on Series A redeemable preferred stock (1,916) — (1,916) Net income (loss) attributable to common shareholders $ (7,168) $ (105) $ (7,273) Net income (loss) per share Basic* $ (0.36) $ (0.01) $ (0.36) Net income (loss) per share, attributable to common shareholders Basic* $ (0.49) $ (0.01) $ (0.49) Weighted-average common shares outstanding Basic* 14,751 14,751 14,751 For the Year Ended December 31, 2022 *Earnings per share may not add due to rounding.

27 Financial Data: Q1 2023 Statements of Operations ($ in 000s) Three Months Ended March 31, 2023 2022 Revenues: Healthcare $ 13,359 $ 13,418 Construction 12,346 11,631 Total revenues 25,705 25,049 Cost of revenues: Healthcare 10,032 10,242 Construction 8,017 10,045 Investments 63 99 Total cost of revenues 18,112 20,386 Gross profit 7,593 4,663 Operating expenses: Selling, general and administrative 6,433 6,788 Amortization of intangible assets 430 430 Total operating expenses 6,863 7,218 Income (loss) from operations 730 (2,555) Other income (expense): Other (expense) income, net (100) (6) Interest expense, net (195) (190) Total other income (expense) (295) (196) Loss from continuing operations before income taxes 435 (2,751) Income taxes benefit (provision) — (950) Net income (loss) $ 435 $ (3,701) Deemed dividend on Series A redeemable preferred stock (479) (479) Net income (loss) attributable to common shareholders $ (44) $ (4,180) Net income (loss) per share Basic* $ 0.03 $ (0.29) Diluted* $ 0.03 $ (0.29) Net income (loss) per share, attributable to common shareholders Basic* $ — $ (0.33) Diluted* $ — $ (0.33) Weighted-average common shares outstanding Basic* 15,516 12,669 Diluted* 15,656 12,669 Dividends declared per share of Series A perpetual preferred stock $ 0.25 $ 0.25 *Earnings per share may not add due to rounding

28 Historical Financial Data: Balance Sheet ($ in 000s) December 31, 2022 December 31, 2021 Assets Current assets: Cash and cash equivalents $ 4,665 $ 4,538 Restricted cash 142 278 Investments in equity securities 3,490 47 Lumber derivative contracts — 666 Accounts receivable, net of allowances of $714 and $843, respectively 17,756 15,811 Inventories, net 10,627 8,525 Other current assets 2,587 1,998 Total current assets 39,267 31,863 Property and equipment, net 8,348 8,918 Operating lease right-of-use assets, net 4,482 4,494 Intangible assets, net 13,352 15,072 Goodwill 6,046 6,046 Other assets 1,807 1,659 Total assets $ 73,302 $ 68,052 Liabilities, Mezzanine Equity and Stockholders’ Equity Current liabilities: Accounts payable 3,430 4,277 Accrued liabilities 3,137 2,445 Accrued compensation 3,701 3,051 Accrued warranty 291 569 Lumber derivative contracts 104 — Billings in excess of costs and estimated profit — 312 Deferred revenue 3,376 2,457 Short-term debt 11,682 12,869 Operating lease liabilities 1,427 1,253 Finance lease liabilities 397 588 Total current liabilities 27,545 27,821 Deferred tax liabilities 176 72 Operating lease liabilities, net of current portion 3,141 3,299 Finance lease liabilities, net of current portion 386 706 Other liabilities 299 412 Total liabilities 31,547 32,310 Preferred stock, $0.0001 par value: 10,000,000 shares authorized: Series A Preferred Stock, $8,000,000 shares authorized, liquidation preference ($10.00 per share), 1,915,637 shares issued or outstanding at December 31, 2021. (Liquidation preference: $18,988,390 as of December 31, 2021.) — 18,988 Stockholders’ equity: Preferred stock,$0.0001par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference (10.00 per share), 1,915,637 shares issued and outstanding at December 31, 2022. (Liquidation preference:$18,988,390 as of December 31, 2022.) 18,988 — Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Preferred stock, no shares issued or outstanding — — Common stock, $0.0001 par value: 50,000,000 and 30,000,000 shares authorized; 15,177,919 and 5,805,916 shares issued and outstanding (net of treasury shares) at December 31, 2022 and 2021, respectively 1 — Treasury stock, at cost; 258,849 shares at December 31, 2022 and 2021, respectively (5,728) (5,728) Additional paid-in capital 161,715 150,451 Accumulated deficit (133,221) (127,969) Total stockholders’ equity 41,755 16,754 Total liabilities, mezzanine equity and stockholders’ equity $ 73,302 $ 68,052

Historical Financial Data: Pro Forma Balance Sheet

($ in 000s)

	As of December 31, 2022		
	Star Equity Holdings, Inc Historical	Transaction Accounting Adjustments	Star Equity Holdings, Inc. Pro Forma
Assets			
Current assets:			
Cash and cash equivalents	$ 4,665	$ 18,455	$ 23,120
Restricted cash	142	—	142
Securities available-for-sale	3,490	—	3,490
Accounts receivable, net	17,756	(9,782)	7,974
Inventories, net	10,627	(5,949)	4,678
Other current assets	2,587	5,398	7,985
Total current assets	39,267	8,122	47,389
Property and equipment, net	8,348	(2,634)	5,714
Operating lease right-of-use assets	4,482	(2,626)	1,856
Intangible assets, net	13,352	—	13,352
Goodwill	6,046	(1,608)	4,438
Other assets	1,807	5,559	7,366
Total assets	$ 73,302	$ 6,813	$ 80,115
Liabilities and stockholders' equity			
Accounts payable	3,430	(1,968)	1,462
Other accrued liabilities	3,137	(1,713)	1,424
Accrued compensation	3,701	(1,690)	2,011
Accrued warranty	291	(253)	38
Derivative Instruments	104	—	104
Deferred revenue	3,376	(1,703)	1,673
Short-term debt and current portion of long-term debt	11,682	(8,299)	3,383
Operating lease liabilities, current portion	1,427	(1,129)	298
Finance lease liabilities, current portion	397	(315)	82
Total current liabilities	27,545	(17,070)	10,475
Deferred tax liabilities	176	—	176
Operating lease liabilities, net of current portion	3,141	(1,558)	1,583
Finance lease liabilities, net of current portion	386	(290)	96
Other liabilities	299	(299)	—
Total liabilities	31,547	(19,217)	12,330
Stockholders' equity:			
Preferred stock,$0.0001par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference (10.00 per share), 1,915,637 shares issued and outstanding at December 31, 2022. (Liquidation preference: $18,988,390 as of December 31, 2022.)	18,988	—	18,988
Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Preferred stock, no shares issued or outstanding	—	—	—
Common stock, $0.0001 par value: 50,000,000 and 30,000,000 shares authorized; 15,177,919 and 5,805,916 shares issued and outstanding (net of treasury shares) at December 31, 2022 and 2021, respectively	1	—	1
Treasury stock, at cost; 258,849 shares at December 31, 2022 and 2021, respectively	(5,728)	—	(5,728)
Additional paid-in capital	161,715	(102,293)	59,422
Accumulated deficit	(133,221)	128,323	(4,898)
Total stockholders' equity	41,755	26,030	67,785
Total liabilities and stockholders' equity	$ 73,302	$ 6,813	$ 80,115

Star Equity Holdings

29

30 Financial Data: Q1 2023 Balance Sheet ($ in 000s) March 31, 2023 December 31, 2022 Assets Current assets: Cash and cash equivalents $ 5,655 $ 4,665 Restricted cash 141 142 Investments in equity securities 3,577 3,490 Accounts receivable, net of allowances of $500 and $714, respectively 15,000 17,756 Inventories, net 10,043 10,627 Other current assets 2,239 2,587 Total current assets 36,655 39,267 Property and equipment, net 8,102 8,348 Operating lease right-of-use assets, net 4,040 4,482 Intangible assets, net 12,922 13,352 Goodwill 6,046 6,046 Other assets 1,736 1,807 Total assets $ 69,501 $ 73,302 Liabilities and stockholders’ equity Current liabilities: Accounts payable $ 4,125 $ 3,430 Accrued liabilities 2,665 3,137 Accrued compensation 4,025 3,701 Accrued warranty 290 291 Lumber derivative contracts 0 0 Deferred revenue 2,926 3,376 Short-term debt 8,394 11,682 Operating lease liabilities 1,371 1,427 Finance lease liabilities 348 397 Current liabilities held-for-sale — — Total current liabilities 24,206 27,545 Deferred tax liabilities 176 176 Operating lease liabilities, net of current portion 2,749 3,141 Finance lease liabilities, net of current portion 300 386 Deferred Revenue, net of current portion 257 299 Total liabilities 27,688 31,547 Stockholders’ equity: Series A Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 8,000,000 shares authorized, liquidation preference ($10.00 per share), 1,915,637 shares issued and outstanding at March 31, 2023. (Liquidation preference: $18,988,390 as of March 31,2023.) 18,988 18,988 Series C Preferred stock, $0.0001 par value: 25,000 shares authorized, no shares issued or outstanding — — Common stock, $0.0001 par value: 50,000,000 shares authorized, respectively; 15,192,753 and 15,177,919 shares issued and outstanding (net of treasury shares) at March 31, 2023 and December 31, 2022, respectively 1 1 Treasury stock, at cost; 258,849 shares at March 31, 2023 and December 31, 2022, respectively (5,728) (5,728) Additional paid-in capital 161,338 161,715 Accumulated other comprehensive (loss) income (loss) — — Accumulated deficit (132,786) (133,221) Total stockholders’ equity 41,813 41,755 Total liabilities and stockholders’ equity $ 69,501 $ 73,302

Historical Reconciliation of Net Income to Adjusted EBITDA

($ in 000s)

For the Twelve Months Ended December 31, 2022	Healthcare	Construction	Investments	Star Equity Corporate	Total
Net income (loss) from continuing operations	$ 105	$ 2,875	$ (970)	$ (7,262)	$ (5,252)
Depreciation and amortization	1,262	1,974	290	9	3,535
Interest expense	411	416	182	(34)	975
Income tax expense	262	(88)	—	—	174
EBITDA from continuing operations	2,040	5,177	(498)	(7,287)	(568)
Unrealized (gain) loss on equity securities (1)	—	—	893	—	893
Unrealized (gain) loss on lumber derivatives (1)	—	768	—	—	768
Litigation costs (2)	3,016	—	—	—	3,016
Restructuring costs (5)	163	—	—	—	163
Stock-based compensation	6	21	—	411	438
Severance and retention costs (6)	769	—	—	5	774
Financing cost (8)	80	355	91	—	526
Non-GAAP adjusted EBITDA from continuing operations (11)	$ 6,074	$ 6,321	$ 486	$ (6,871)	$ 6,010

For the Twelve Months Ended December 31, 2021	Healthcare	Construction	Investments	Star Equity Corporate	Total
Net income (loss) from continuing operations	$ 4,629	$ (7,488)	$ (443)	$ (5,629)	$ (8,931)
Depreciation and amortization	1,315	1,931	226		3,472
Interest expense	258	509	138	—	905
Income tax expense	60	—	—	—	60
EBITDA from continuing operations	6,262	(5,048)	(79)	(5,629)	(4,494)
Unrealized (gain) loss on equity securities (1)	—	—	52	(17)	35
Unrealized (gain) loss on lumber derivatives (1)	—	(664)	—	—	(664)
Litigation costs (2)	122	—	—	322	444
Stock-based compensation	143	6	—	376	525
Gain on disposal of MD Office Solutions (4)	(847)	—	—	—	(847)
Goodwill impairment (3)	—	3,359	—	—	3,359
Allowance / Write off of tenant receivable (7)	—	323	—	—	323
Write off of software implementation costs	1,302	70	—	—	1,372
Financing cost (8)	111	449	8	—	568
COVID-19 Protection Equipment (9)	110	—	—	—	110
SBA PPP Loan forgiveness (10)	(2,959)	(1,220)	—	—	(4,179)
Non-GAAP adjusted EBITDA from continuing operations (11)	$ 4,244	$ (2,725)	$ (19)	$ (4,948)	$ (3,448)

1) Reflects adjustments for any unrealized gains or losses in lumber derivatives value and change in fair value of investments in equity securities.
2) Reflects one-time litigation costs.
3) Reflects impairment of goodwill related to the Construction division.
4) Reflects the gain from the sale of MDOS.
5) Reflects the costs incurred for our vein and chronic care product line that was discontinued during the year.
6) Reflects the severance expense for our former Healthcare division CEO and other employees.
7) Reflects one-time write off in uncollectible tenant receivable.
8) Reflects financing costs from our credit facilities.
9) Reflects purchases related to COVID -19 personal protection equipment.
10) Reflects the forgiveness of the Paycheck Protection Program.
11) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and the sum of individual items may not equal the total.

Star Equity Holdings

31

Reconciliation of Net Income to Adjusted EBITDA- Q1 2023

($ in 000s)

For The Three Months Ended March 31, 2023	Healthcare	Construction	Investments	Star Equity Corporate	Total
Net income (loss)	$ 419	$ 1,654	$ (51)	$ (1,587)	$ 435
Depreciation and amortization	272	505	63	4	844
Interest (income) expense	168	29	22	(24)	195
Income tax (benefit) provision	—	—	—	—	—
EBITDA	859	2,188	34	(1,607)	1,474
Unrealized loss (gain) on equity securities [1]	—	—	(2)	—	(2)
Unrealized loss (gain) on lumber derivatives [2]	—	(43)	—	—	(43)
Litigation costs [3]	22	—	—	—	22
Stock-based compensation	1	5	—	96	102
Financing costs [4]	5	84	11	—	100
Non-GAAP adjusted EBITDA	$ 887	$ 2,234	$ 43	$ (1,511)	$ 1,653

For The Three Months Ended March 31, 2022	Healthcare	Construction	Investments	Star Equity Corporate	Total
Net income (loss)	$ (940)	$ (916)	$ 88	$ (1,933)	$ (3,701)
Depreciation and amortization	315	487	99	—	901
Interest expense	64	79	47	—	190
Income tax (benefit) provision	950	—	—	—	950
EBITDA	389	(350)	234	(1,933)	(1,660)
Unrealized loss (gain) on lumber derivatives [2]	—	676	—	—	676
Litigation costs [3]	868	—	—	—	868
Stock-based compensation	15	6	—	123	144
Financing costs [4]	5	78	17	—	100
Non-GAAP adjusted EBITDA	$ 1,277	$ 410	$ 251	$ (1,810)	$ 128

1) *Reflects adjustments for any unrealized gains or losses on equity securities.*
2) *Reflects adjustments for any unrealized gains or losses in lumber derivatives value.*
3) *Reflects one time litigation costs.*
4) *Reflects financing costs from our credit facilities.*

Star Equity Holdings

32

Capitalization Table

Fully Diluted Capital Structure

(in thousands except price per share)	Shares	Price	Market Value
Common Shares [1]	15,196	$ 1.02	$ 15,500
Warrants (May 2020) [2]	702	$ -	$ -
Warrants (January 2022) [3]	11,163	$ -	$ -
Pre-Funded Warrants (January 2022) [4]	325	$ 1.01	$ 328
10% Series A Preferred [5]	1,916	$ 10.00	$ 19,156
Net Debt/(Cash) [6]			$ (22,134)
Enterprise Value			$ 12,851
(Public Equities) [7]			$ (4,042)
Enterprise Value less Public Equities			$ 8,809

[1] Price based on May 31, 2023 closing market price. Share count as of May 7, 2023.

[2] In terms of share equivalents. Expire May 28, 2025. Strike price of $2.25 per share. Price is the difference between May 31, 2023 closing common stock price and the strike price.

[3] In terms of share equivalents. Expire Jan 24, 2027. Strike price of $1.50 per share. Price is the difference between the May 31, 2023 closing common stock price and the strike price. Includes warrants privately held by underwriter.

[4] In terms of share equivalents. Expire Jan 24, 2027. Strike price of $0.01. Price is the difference between the May 31, 2023 closing common stock price and the strike price.

[5] Preferred stock shown at liquidation preference of $10/share.

[6] Reference debt schedule below.

[7] Investments in equity securities balance as of May 31, 2023.

Net Debt Schedule

($ in thousands)	As of Dec 31, 2022 Amount	As of Dec 31, 2022 Rate	As of May 31, 2023 Amount	As of May 31, 2023 Rate
Sub-Level Debt:				
Digirad	$ 8,299	6.89%	$ -	-
KBS	$ -	-	$ -	-
EBGL	$ 2,592	10.25%	$ -	-
Star Real Estate	$ 791	10.50%	$ -	-
Corporate-Level Debt	$ -	-	$ -	-
Total Debt	$ 11,682	7.88% [8]	$ -	-
Cash [9]	$ (4,807)		$ (22,134)	
Net Debt/(Cash)	$ 6,875		$ (22,134)	
(Public Equities)	$ (3,490)		$ (4,042)	
Net Debt/(Cash + Public Equities)	$ 3,385		$ (26,176)	

[8] Weighted average cost of debt.

[9] Includes $0.1M and $0.2M of restricted cash as of December 31, 2022 and May 31, 2023, respectively.

Star Equity Holdings

33

Other Publicly Traded Holding Companies

Small Cap:	Ticker	Market Cap(1)	5 Year TSR	Business Highlights
Elah Holdings Inc.	ELLH	38	-35%	• Recently reorganized holding company • Co-sponsored by funds managed by 210 Capital and Goldman Sachs Asset Management
Great Elm Group Inc.	GEG	62	189%	• Investment management and Real estate
ALJ Regional Holdings Inc.(2)	ALJJ	74	-44%	• Business process outsourcing services
Crawford United Corp	CRAWA	85	18%	• Aerospace manufacturing & metal, silicone, and hydraulic hoses • Marketing technology • Air handling and energy efficient solutions
INNOVATE Corp	VATE	103	N/A	• Infrastructure, life sciences and broadcasting
BBX Capital Corp	BBXIA	116	50%	• Vacation ownership interests and real estate • Chocolate and confectionary products
Aimia Inc.	AIMFF	227	66%	• Holding Company • Communications Services
SWK Holdings Corp	SWKH	217	-79%	• Financial services for life science companies, including royalty-related financing
Boston Omaha Corp(3)	BOC	597	-21%	• Insurance and outdoor advertising services
Steel Partners Holdings LP(3),(4)	SPLP	926	171%	• Diversified industrial manufacturing & oil drilling and production services • Financial services
B. Riley Financial Inc.	RILY	1,018	150%	• Financial services • Internet access and related subscription services • Telecom and VOIP services
Compass Diversified Holdings	CODI	1,412	71%	• Consumer goods manufacturing and environmental services
Peer Group Average			49%	
iShares Russell 2000 ETF	IWM		14%	• US small-cap index

- The performance of Publicly Traded Holding Companies is **highly dependent** on company-specific execution
- The Peer Group average has **outperformed** the benchmark over previous 5 years

Star Equity Holdings

(1) Based on data as of 5/31/23 - $ in millions. (2) Market cap as of 05/25/2023, ALJJ was subsequently delisted (3) Incentive fees paid to management teams. (4) SPLP is a publicly-traded partnership as opposed to a C-corp structure.

34

35 Jeff Eberwein Executive Chairman Rick Coleman CEO David Noble CFO admin@starequity.com Investor Relations Lena Cati The Equity Group Inc. Senior Vice President 212-836-9611 / lcati@equityny.com Contact Us